UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014 (November 18, 2014)

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 18, 2014, xG Technology, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Roth Capital Partners, LLC (“Roth”), pursuant to which the Company may sell from time to time up to $10,000,000 of shares of its common stock, par value $0.00001 per share (the “Shares”), through Roth (the “Offering”).

Sales of Shares in the Offering, if any, may be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, directly on the NASDAQ Capital Market or any other existing trading market for the Shares or to or through a market maker. Subject to the terms of the Agreement and the rules and regulations of the NASDAQ Capital Market or such other exchange or market on which the Company’s common stock is listed, Roth may also sell Shares by any other method permitted by law, including, but not limited to, in privately negotiated transactions. The Offering is being made pursuant to an effective shelf Registration Statement on Form S-3 (Registration No. 333-197820). The Company intends to use the net proceeds from the sale of Shares, if any, for working capital and general corporate purposes.

The Company made certain customary representations, warranties and covenants concerning the Company, the Shares and the Offering in the Agreement and also agreed to indemnify Roth against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Company will pay Roth a commission equal to 3% of the gross proceeds from the sales of the Shares. In addition, the Company has agreed to reimburse Roth for its reasonable out-of-pocket expenses incurred in connection with the Offering, up to an aggregate of $35,000. Additionally, the Company has agreed to reimburse Roth for its reasonable out-of-pocket expenses incurred after execution and delivery of the Agreement, including expenses related to ongoing maintenance, due diligence expenses and other reasonable out-of-pocket expenses, up to an aggregate of $10,000 per calendar quarter. A copy of the Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the descriptions of the material terms of the Agreement in this Item 1.01 are qualified in their entirety by reference to such Exhibit 1.1, which is incorporated herein by reference.

The legal opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01  Other Events.

The information set forth in Item 1.01 with respect to the Agreement is hereby incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

1.1	Equity Distribution Agreement, dated as of November 18, 2014, by and between the Company and Roth Capital Partners, LLC.

5.1	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.

23.1	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XG TECHNOLOGY, INC.

November 19, 2014	By:	/s/ John C. Coleman
		Name:	John C. Coleman
		Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of November 18, 2014, by and between the Company and Roth Capital Partners, LLC.

5.1	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.

23.1	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1).